Exhibit 10.1

EXECUTION COPY

CONFIDENTIAL

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[…***…].” A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Amendment”) is made and entered into as of this 3rd day of August, 2017 (the “Amendment Effective Date”), by and among Celyad S.A., a corporation organized under the laws of Belgium (as successor-in-interest to Cardio3 Biosciences S.A.) (“Celyad”), Celdara Medical, LLC, a Delaware limited liability company (“Seller”) and OnCyte, LLC, a Delaware limited liability company (“OnCyte” or the “Company”).

WHEREAS, the parties to this Amendment entered into that certain Asset Purchase Agreement dated January 21, 2015 (the “Agreement”; capitalized terms used but not defined in this Amendment shall have the meaning provided in the Agreement); and

WHEREAS, the parties now desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the mutual agreement of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, and upon the terms set forth herein, agree as follows:

1.	Amendment of Agreement.

(a)	Definitions.

(i)	All references in the Agreement to “C3BS” are hereby deleted and replaced with “Celyad.”

(ii)	The definition of the term “Net Sales” is hereby amended by deleting the phrase “or sublicensees” everywhere such phrase appears in such definition.

(iii)	The definition of the term “Preclinical OnCyte Product” is hereby deleted and replaced by the following text:

“Preclinical OnCyte Product” means any pharmaceutical product covered by a Valid Claim of any Patent included in the Preclinical OnCyte Assets, including, in each case, all formulations, line extensions and modes of administration thereof, but excluding any Platform Product.

(iv)	The definition of the term “Clinical OnCyte Product” is hereby deleted and replaced by the following text:

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“Clinical OnCyte Product” means any pharmaceutical product covered by a Valid Claim of any Patent included in the Clinical OnCyte Assets, including, in each case, all formulations, line extensions and modes of administration thereof.

(v)	The following additional defined terms are hereby added to the Agreement:

“B7H6 Products” means any pharmaceutical product containing or comprising a construct covered by a Valid Claim of a Patent directly or indirectly claiming priority of [...***...], whether or not such construct is the sole active ingredient in such product, including in each case, all formulations, line extensions and modes of administration thereof. If the Company acquires rights with respect to [...***...], the Parties will amend this Agreement so that B7H6 Products shall also include any pharmaceutical product containing or comprising a construct covered by a Valid Claim of a Patent directly or indirectly claiming priority of [...***...], whether or not such construct is the sole active ingredient in such product, including in each case, all formulations, line extensions and modes of administration thereof.

“NKG2D Products” means any pharmaceutical product containing or comprising a construct covered by a Valid Claim of a Patent directly or indirectly claiming priority of [...***...], whether or not such construct is the sole active ingredient in such product, including in each case, all formulations, line extensions and modes of administration thereof.

“NKP30 Products” means any pharmaceutical product containing or comprising a construct covered by a Valid Claim of a Patent directly or indirectly claiming priority of [...***...], whether or not such construct is the sole active ingredient in such product, including in each case, all formulations, line extensions and modes of administration thereof.

“Platform Patents” means any Patent directly or indirectly claiming priority from [...***...] or [...***...], including but not limited to, [...***...].

“Platform Products” means any pharmaceutical product covered by a Platform Patent but excluding any pharmaceutical product that belongs to a Product Group.

“Platform Sublicense” means an agreement pursuant to which the Company grants a license or similar rights under intellectual property rights in the Platform Patents (but no such rights are granted under any other Preclinical OnCyte Assets or under any Clinical OnCyte Assets) to a Third Party to commercialize a Platform Product.

*	Confidential Information, indicated by […***…], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

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“Product Groups” means each of the four following groups of products: (i) NKG2D Products, (ii) B7H6 Products, (iii) NKP30 Products and (iv) TIM Products.

“Product Sublicense” means an agreement pursuant to which the Company grants a license or similar rights under intellectual property rights in the Preclinical OnCyte Assets or the Clinical OnCyte Assets to a Third Party to commercialize a Product. For clarity, all Product Sublicenses will include rights pertaining to a Product but may be combined with a license or similar rights under the Platform Patents and such combined sublicenses shall be treated as a Product Sublicense (and not a Platform Sublicense) for all purposes under this Agreement.

“R&D Funding” means payments received by Company or its Affiliates from a Third Party sublicensee, to fund research and development activities to be performed by Company or an Affiliate with respect to a Product that is, at such time, subject to a sublicense, whether such payment obligation is contained in the sublicense or a separate agreement.

“Sublicensee Sales-based Income” means net sales a Third Party sublicensee earns in respect of sales of Products by such Third Party sublicensee or its Affiliates or sublicensees.

“Sublicense Income” means any consideration received by the Company or its Affiliates from a Third Party sublicensee and reasonably allocable to the grant of a sublicense of any intellectual property rights in the Clinical OnCyte Assets or the Preclinical OnCyte Assets pursuant to a Product Sublicense or a Platform Sublicense, including any license signing fee, license maintenance fee, milestone payment and royalty payment. Sublicense Income shall exclude: (i) payments received as reimbursement of out of pocket expenses for patent preparation, prosecution, and maintenance, enforcement or defense of patents covering the Products, (ii) future R&D Funding, (iii) consideration received for an equity investment in the Company or its Affiliates, provided such consideration is not in excess of fair market value of the equity on the date of such investment, and (iv) loan proceeds paid to the Company or its Affiliates by a sublicensee in an arms’ length, full recourse debt financing. For purposes of hereof, unless otherwise mutually agreed, “fair market value” shall mean the closing price of the Company’s ordinary shares on the Euronext Brussels stock exchange on the first full trading day following the first public announcement of the applicable sublicense agreement.

“TIM-Constructs” means any DNA or protein product with a DNA or protein sequence as defined by [...***...], or with a homology of at least [...***...]% to any of these sequences.

*	Confidential Information, indicated by […***…], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

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“TIM Products” are any pharmaceutical product containing or comprising a TIM Construct covered by a Valid Claim of a Platform Patent, whether or not such construct is the sole active ingredient in such product, including in each case, all formulations, line extensions and modes of administration thereof.

(vi) Amendment of Section 4(b). The first paragraph of Section 4(b) is hereby amended and replaced by the following text:

“Development and Non-Sales Based Milestone Payments.

a)	Within thirty (30) days after the achievement of each of the following milestones by the Company, one of its Affiliates or a sublicensee, for the first Product within each Product Group, the Company will notify the Seller of such achievement; provided that, in the case of such an achievement by a sublicensee, such thirty (30) day period shall not commence until the Company is notified of such achievement.

b)	Subject to paragraphs c) and d) below, the Seller will issue an invoice to the Company, and within thirty (30) days after receipt of such invoice, the Company will pay to the Seller the non-refundable, non-creditable milestone payments set forth in the tables below. Further, each milestone payment set forth in the tables below will be payable a maximum of one time per Product Group.

c)	For each clinical study of a Product for which the Company is the sponsor, the Company shall provide Seller the protocol for each clinical study of each Product within thirty (30) days after such clinical study is initiated, as well as any amendments to such protocol that are then in effect or that come into effect, and shall also provide Seller the Company’s opinion as to whether such clinical study is a Phase 1 Study, Phase 2 Study or a Phase 3 Study. For each clinical study of a Product for which the Company is not the sponsor, the Company shall provide Seller a summary of the protocol for each such clinical study of each Product within thirty (30) days after such clinical study is initiated, as well as a summary of any material amendments to such protocol that are then in effect or that come into effect, and shall also provide Seller the Company’s opinion as to whether such clinical study is a Phase 1 Study, Phase 2 Study or a Phase 3 Study.

d)

If Seller disagrees with the Company’s opinion as to the proper designation of such clinical study, Seller shall, within thirty (30) days after receipt of the relevant protocol, so notify the Company and the Parties shall negotiate in good faith for a period of up to thirty (30) days towards a resolution of such dispute. If the dispute is not resolved within such thirty (30) day period, each Party shall appoint an expert, and those two (2) experts will, within the next thirty (30) day period, appoint a third independent expert who: (i) has not been engaged by

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either Party as an employee, consultant or otherwise during the prior ten (10) years, (ii) does not own equity in either Party and (iii) has substantial experience as an employee of the US Food and Drug Administration or European Medicines Agency and as a private sector employee charged with overseeing the planning and execution of clinical development of bio-pharmaceutical products intended to treat cancer in humans (such three (3) individuals are each an “Expert”). The three (3) Experts shall have a period of thirty (30) days to determine, by majority vote, the correct designation of the relevant clinical study as a Phase 1 Study, Phase 2 Study or a Phase 3 Study. The Experts shall notify the Parties of the results of such determination no later than three (3) days after the expiration of such thirty (30) day period. The Experts’ determination shall be final and binding on the parties.

e)	For avoidance of doubt: (i) each of the milestone payments set forth in the tables below in this Section 4(b) will be payable only in connection with the first Product from any Product Group to achieve the relevant milestone event, (ii) while the parties anticipate that the Development Milestones will be achieved in sequential order, if they are not, the achievement of any Development Milestone for the first Product in any Product Group shall trigger the payment of any amounts payable for events appearing before such milestone event in the following table in this Section 4(b) for the same Product Group that have not, as of such time, been paid (i.e., if the first Product in a Product Group achieves regulatory approval without the necessity of conducting a Phase 3 Study, the milestone payments for Approval of the First BLA and Success of the first Phase 3 Study shall both then become due and payable) and (iii) if a Product meets the requirements for inclusion in two separate Product Groups, such Product shall trigger milestone payments for either or both such Product Groups, based on the achievement of a single milestone event, if it is the first Product to achieve such milestone event within either or both of such Product Groups.”

(vii) Amendment of Section 4(c). The first sentence of the first paragraph of Section 4(c) is hereby amended by replacing “ten (10)” with “thirty (30)” and replacing “for each Product” with “for the first Product in each Product Group.” The last sentence of the first paragraph of Section 4(c) is hereby amended by replacing “payable only one time per Product” with “only one time per Product Group.”

(viii) Amendment of Section 4(c). The table in Section 4(c) is hereby deleted and replaced with the following text:

“

Sales Based Milestones	Milestones Payment (US$)
First calendar year for which cumulative worldwide Net Sales and Sublicensee Sales-based Income of all Products within a Product Group are equal to or exceed US$250,000,000	$15,000,000, provided that with respect to the first Product Group to achieve this milestone the payment shall be $11,000,000

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First calendar year for which cumulative worldwide Net Sales and Sublicensee Sales-based Income of all Products within a Product Group are equal to or exceed US$500,000,000	$25,000,000
First calendar year for which cumulative worldwide Net Sales and Sublicensee Sales-based Income of all Products within a Product Group are equal to or exceed US$1,000,000,000	$40,000,000

For avoidance of doubt, each of the above milestone payments may become due and payable up to a maximum of four (4) times, once each for each Product Group. For purposes of determining whether a sales-based milestone described in the above table has been achieved, the cumulative worldwide Net Sales and Sublicensee Sales-based Income of a Product that is included in more than one Product Group shall be allocated as follows: (i) first, to a Product Group that has not yet earned all available milestone payments under this Section 4(c) and (ii) if more than one Product Group that has not yet earned all available milestone payments under this Section 4(c), then such Net Sales and Sublicensee Sales-based Income shall be attributed to the one Product Group that has not yet earned all available milestone payments under this Section 4(c) but which has the highest Net Sales and Sublicensee Sales-based Income for the relevant calendar year.”

(ix) Amendment of Section 4(d). Section 4(d) is hereby deleted and replaced with the following text:

“(d) Royalties. The Company or its Affiliate (whichever is the selling party) will make its respective annual royalty payments to Seller on Net Sales of all Products within each Product Group by the Company or its Affiliates at the rates indicated below, as determined on a Product Group-by-Product Group basis:

(i) 5% of that portion of the cumulative annual Net Sales of the Products in each Product Group for which the aggregate Net Sales and Sublicensee Sales-based Income are greater than US$0 and less than US$250,000,000;

(ii) 6% of that portion of the cumulative annual Net Sales of the Products in each Product Group for which the aggregate Net Sales and Sublicensee Sales-based Income are greater than US$250,000,000 and less than US$500,000,000;

(iii) 7% of that portion of the cumulative annual Net Sales of the Products in each Product Group for which the aggregate Net Sales and Sublicensee Sales-based Income are greater than US$500,000,000 and less than US$1,000,000,000; and

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(iv) 8% of that portion of the cumulative annual Net Sales of the Products in each Product Group for which the aggregate Net Sales and Sublicensee Sales-based Income are greater than US$1,000,000,000;

provided, however, that such royalty payments shall be reduced by 50% in any country in the event the manufacture, use or sale of such Product in such country would not infringe any Valid Claim of a Patent included in the Transferred Assets if performed by an unlicensed Third Party. For avoidance of doubt, only one royalty, payable at the applicable rate set forth above, shall be payable on the Net Sales of any Product, regardless of how many Valid Claims cover such Product and regardless of whether such Product is included in more than one Product Group. For purposes of determining the royalty rate applicable to Net Sales of a Product that is included in more than one Product Group, such Net Sales shall be allocated to the one Product Group that has the highest Net Sales and Sublicensee Sales-based Income for that calendar year.”

(x) Amendment of Section 4(f). Section 4(f) is hereby deleted and replaced by the following paragraph:

“(f) Royalty Term. Royalties under Section 4(d) will be payable on a Product-by-Product and country-by-country basis until the later of (a) the expiration of the last-to-expire Valid Claim of a Patent included in the Transferred Assets covering the manufacture, use or sale of such Product in such country or (b) the 10th anniversary of the First Commercial Sale of the first Product within the relevant Product Group in such country.”

(ii)	Amendment of Section 4. Section 4 is hereby amended by adding the following text as a new Section 4(g):

“(g) Sublicense Income Payments. Within sixty (60) days after the end of each calendar quarter, the Company will pay Seller the percentage of Sublicense Income received by the Company during such calendar quarter indicated below:

Sublicense Income from Product Sublicenses

As is more fully described below, Company will pay to Seller a percentage of its Sublicense Income in respect of each Product Sublicense. The percentages below shall be applied, on a Product-by-Product basis, to each payment included within Sublicense Income that is attributable to the grant of rights in, or the achievement of a milestone with respect to a specific Product that is subject to the Product Sublicense. The specific percentage that will be so applied to Sublicense Income that is so attributable to a specific Product will be determined by the stage of development of the Product at the time the Product Sublicense is entered into. [...***...].

*	Confidential Information, indicated by […***…], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

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The percentages to be payable to Seller are as follows: (i) [...***...]% if the Sublicense is signed prior to [...***...] for such Product; (ii) [...***...]% if the Sublicense is signed prior to the [...***...] for such Product; (iii) [...***...]% if the Sublicense is signed after the [...***...] for such Product and prior to the [...***...] for such Product; (iv) [...***...]% if the Sublicense is signed after the [...***...] for such Product and prior to the [...***...] for such Product; (v) [...***...]% if the Sublicense is signed after the [...***...] for such Product; and (vi) [...***...]% if the Sublicense is signed after [...***...] for such and prior to the [...***...] of such Product. For the avoidance of doubt, a Product may not be considered to be in a [...***...] specified in clauses (iii)-(vi) of this Section 4(g) if a milestone payment under Section 4(b) of this Agreement that is due and payable because such Product completed the [...***...] has not yet been paid to Seller. If a Product Sublicense covers a Product that is included in more than one Product Group, then the applicable Sublicense Income rate for such Product shall equal the simple average of the Sublicense Income rates for the Product in each of the Product Groups that such Product is included within. If a Product Sublicense covers one or more Products and also includes Platform Patents, then the applicable Sublicense Income rate for such Product Sublicense shall be determined as provided in this clause and not as provided below for a Platform Sublicense.

Sublicense Income from Platform Sublicenses:

[...***...]%

(iii)	Amendment of Section 4. Section 4 is hereby amended by adding the following text as a new Section 4(k):

“(k) R&D Funding payments. Within sixty (60) days after the end of each calendar quarter, the Company will pay Seller [...***...] percent ([...***...]%) of R&D Funding received by the Company or its Affiliates during such calendar quarter. R&D Funding will be allocated to the Product Group to which such funded activities relate for purposes of determining the R&D Funding payments hereunder. R&D Funding payments will be determined and made on a Product Group by Product Group basis, provided that the cumulative total of R&D Funding payments that the Company will make to Seller for each Product Group shall not exceed USD$7,500,000.”

*	Confidential Information, indicated by […***…], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

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(iv)	Amendment of Section 5(a). Section 5(a) is hereby amended by deleting the phrase “and sublicensees” where such phrase appears in such section.

(v)	Amendment of Section 5. Section 5 is amended to add the following text as a new Section 5(a2) to follow Section 5(a) and to read in full as follows:

“Sublicense Income and R&D Funding Reports. The Company shall, along with delivering payment as set forth in Section 4.(g) and 4(k), report to Seller within thirty (30) days of receipt the amount of all Sublicense Income and R&D Funding received by the Company and its Affiliates, and the Company’s calculation of the amount due and paid to Seller from such Sublicense Income and R&D Funding, including an itemized listing of the source of Sublicense Income and R&D Funding, and the name and address of each entity making such payments.”

(vi)	Amendment of Section 5(d). Section 5(d) is hereby amended by deleting the first sentence of such section and replacing it with the following text:

“For a period of three years following each calendar year of sales of each Product, the Company will keep (and will cause its Affiliates and sublicensees to keep, as applicable) complete and accurate records pertaining to the sale or other disposition of such Product in sufficient detail to permit Seller to confirm the accuracy of all Sublicense Income and R&D Funding payments, royalty payments and sales-based milestone payments due hereunder.”

(vii)	Amendment of Section 15(a). Section 15(a) is hereby amended by adding the following text to the end of such section:

“The terms and conditions of this Agreement are hereby deemed to be the Confidential Information of both the Company and the Seller.”

2.	Payments. In consideration of this Amendment, OnCyte shall make the following payments to Celdara:

a.	An amount of USD$23,000,000 consisting of (i) newly issued shares of Celyad in an amount equal to USD$12,500,000, such shares to be issued in consideration of a receivable of a nominal value of USD$12,500,000 that will be contributed in kind to the share capital of Celyad by Celdara, as set forth in that certain Subscription Agreement between Celdara and Celyad of even date herewith (the “Subscription Agreement”); and (ii) an amount in cash equal to USD$10,500,000, such amount to be paid no later than fifteen (15) days after the Amendment Effective Date;

b.

The Parties disagree on whether or not the “Success of first Phase 1 Study” milestone has been achieved. However, Company or its Affiliates shall pay Seller USD$6,000,000 as a nonrefundable payment, with such amount being in full

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satisfaction of the “Success of first Phase 1 Study” milestone under the Agreement, whenever such milestone was or is achieved. Such amount shall be paid no later than fifteen (15) days after the Amendment Effective Date.

c.	An amount in cash equal to USD$600,000, which amount represents [...***...] ([...***...]%) of the upfront payment (the “Novartis Upfront Payment”) received in connection with that certain License Agreement, dated May 1, 2017, by and between Novartis International Pharmaceutical Ltd. and Celyad (the “Novartis License Agreement”), in full satisfaction of any payments owed to OnCyte under the APA, as amended by the APA Amendment, or otherwise, in connection with the Novartis Upfront Payment. Such amount shall be paid no later than fifteen (15) days after the Amendment Effective Date.

d.	USD$865,698, which amount represents [...***...] percent ([...***...]%) of the upfront payment, net of taxes withheld (the “Ono Upfront Payment”). The Ono Upfront Payment was received in connection with that certain License Agreement, dated July 11, 2016, by and between Ono Pharmaceutical Co., Ltd. and Celyad (the “Ono License Agreement”), and such amount shall be paid in full satisfaction of any payments owed to OnCyte under the APA, as amended by the APA Amendment, or otherwise, in connection with the Ono Upfront Payment, such amount to be paid no later than fifteen (15) days after the Amendment Effective Date. For the avoidance of doubt, it is understood and agreed that the [...***...]% payment being made pursuant to this clause is an exception to the amount which would have been payable pursuant to Section 4(g).

e.	Celdara will pay any and all taxes levied on account of any payments made to it under this Termination and Release Agreement. If any taxes are required to be withheld by Celyad or OnCyte, Celyad or OnCyte will (i) deduct such taxes from such payment made to Celdara, (ii) timely pay the taxes to the proper taxing authority and (iii) send proof of payment to Celdara and certify its receipt by the taxing authority within 10 days following such payment.

3.	Confirmation of Terms. Except to the extent expressly amended by this First Amendment, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect. The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended by this Amendment.

4.	General. This Amendment may be executed via facsimile or electronically in portable data format in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

[Signature Page Follows]

*	Confidential Information, indicated by […***…], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

CELDARA MEDICAL, LLC

By:	/s/ Jake Reder
Name: Jake Reder
Its: Chief Executive Officer

CELYAD, S.A.

By:	/s/ Christian Homsy
Name: Christian Homsy
Its: Chief Executive Officer

OnCyte, LLC

By:	Celyad S.A.,
Its Sole Member

By:	/s/ Christian Homsy
Name: Christian Homsy
Its: Chief Executive Officer